                                                                    EXHIBIT 99.1

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT ("AGREEMENT") dated as of March 20, 2001 between OPEN MARKET, INC., a Delaware corporation (the "COMPANY"), and each person or entity listed as a purchaser on SCHEDULE I attached to this Agreement (each individually a "PURCHASER" and collectively the "PURCHASERS").

                              W I T N E S S E T H:


         WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers, severally, wish to purchase from the Company: (i) an aggregate of 5,000 shares of the Company's Series E Convertible Preferred Stock, liquidation preference $1,000 per share (all such shares being "PREFERRED SHARES"), having the rights, designations and preferences set forth in the Certificate of Designations (the "CERTIFICATE") in the form of Exhibit 1.1A attached hereto, which Preferred Shares shall be convertible into shares ("COMMON SHARES"), of the Company's common stock, par value $.001 par share ("COMMON STOCK"); (ii) warrants ("PURCHASE WARRANTS") to purchase up to 917,297 shares of Common Stock ("PURCHASE WARRANT SHARES"), in the form of Exhibit 1.1.B attached hereto; and (iii) contingent warrants ("ADJUSTMENT WARRANTS" and together with the Purchase Warrants, the "WARRANTS") to purchase shares of Common Stock under the circumstances set forth therein ("ADJUSTMENT WARRANT SHARES" and together with the "PURCHASE WARRANT SHARES", the "WARRANT SHARES"), in the form of Exhibit 1.1(C); and

         WHEREAS, the Purchasers will have registration rights with respect to such Common Shares, the Warrant Shares pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchasers substantially in the form of EXHIBIT 4.2(e) hereto ("REGISTRATION RIGHTS AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
            PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS, ETC.

         Section 1.1 ISSUANCE OF PREFERRED SHARES AND WARRANTS.


                  (a) ISSUANCE. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser severally, and each Purchaser severally shall purchase from the Company, the number of Preferred Shares and the number of Warrants indicated next to such Purchaser's name on SCHEDULE I attached hereto.

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                  (b) PURCHASE PRICE. The purchase price for the Preferred
Shares and Warrants to be acquired by each Purchaser (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Purchaser's name on SCHEDULE I.

                  (c) THE CLOSING.

                           (i) The closing of the purchase and sale of the
                  Preferred Shares and the Warrants (the "CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("PURCHASERS' COUNSEL") or at such other place as is mutually agreeable, at 10:00 am., local time on: (x) the date on which the last to be fulfilled or waived of the conditions set forth in Article 4 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Purchasers and the Company may agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

                           (ii) On the Closing Date, the Company shall deliver
                  to each Purchaser (x) one or more certificates (with the number of Preferred Shares to be as reasonably requested by such Purchaser) representing the aggregate Preferred Shares purchased hereunder by such Purchaser at the Closing registered in the name of such Purchaser or its nominee and
                  (y) the Warrants registered in the name of Purchaser or its nominee in such denominations as reasonably requested by such Purchaser, and such Purchaser shall deliver to the Company the Purchase Price for the Preferred Shares and Warrants purchased by such Purchaser hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. In addition, at the Closing, the Company shall pay to the Purchasers' Counsel its legal fees and disbursements as set forth in Section 3.4. At the option of the Purchasers, such fees and disbursements may be reflected as a credit towards the Purchase Price.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the Purchasers as of the date hereof and as of the Closing Date:

                  (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed on SCHEDULE 2.1(a) attached hereto or in the SEC Documents (as defined below). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Except where specifically indicated to the contrary, all references in this Article 2 to the Company shall be deemed to refer to the Company and its consolidated subsidiaries. Except as for Schedule 2.1(a), each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries taken as a whole, and any material adverse effect on the transactions contemplated under Transaction Documents (as defined below).

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Certificate, the Warrants and the Registration Rights Agreement (the "TRANSACTION DOCUMENTS") and to issue the Preferred Shares and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, Common Shares and the Warrant Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) CAPITALIZATION. The authorized capital stock of the Company consists of 300 million shares of Common Stock and 2 million shares of preferred stock; as of January 31, 2001 there were 46,869,001 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on SCHEDULE 2.1(c) or in the SEC Documents, no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Purchasers. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights and, except as set forth on Schedule 2.1(c), there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth on SCHEDULE 2.1(c)(i) or in the SEC Reports, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the

Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as
EXHIBIT 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

                  (d) ISSUANCE OF COMMON SHARES. The Preferred Shares, Common Shares and Warrant Shares are duly authorized and reserved for issuance and, upon issuance in accordance with terms of this Agreement, the Certificate, the Preferred Shares and the Warrants, respectively, such Preferred Shares, Warrants, Common Shares and Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and the Common Shares and Warrant Shares (subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "ACT") are entitled to be traded on the Nasdaq National Market (or the American Stock Exchange, the New York Stock Exchange, or the Nasdaq Small-Cap Market, collectively with the Nasdaq National Market, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq National Market.

                  (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, the issuance of the Preferred Shares and the Warrants (collectively, the "SECURITIES") and the issuance of Common Shares and Warrant Shares do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) except as set forth on Schedule 2.1(e), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or material instrument to which the Company or any of its subsidiaries is a party (collectively, "COMPANY AGREEMENTS") except for such conflicts, defaults or rights of termination, amendment, acceleration or cancellation which would not have a Material Adverse Effect, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in compliance with (i) its Charter and By-Laws,
(ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause
(i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws or the rules and regulations of the applicable Approved Markets and covered by the

Registration Rights Agreement or as specifically contemplated by this Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Certificate and the Warrants or to issue and sell the Preferred Shares, Warrants or the Common Shares and Warrants Shares issuable upon conversion or exercise thereof except for the registration provisions provided in the Registration Rights Agreement.

                  (f) SEC DOCUMENTS; NO NON-PUBLIC INFORMATION; FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including all such proxy information, solicitation statements and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Purchasers any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents and, as of the date they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries required to be filed, and no event or circumstance has occurred prior to the date hereof which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading or which, under applicable law, rule or regulation, requires public disclosure by the Company, but which has not, or will have not, been so disclosed.

                  (g) FINANCIAL STATEMENTS. The financial statements of the Company and its subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 1999 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The earnings release by the Company on February 12, 2001, fairly and accurately reflects the Company's revenue and earnings for the fiscal year ended December 31, 2000 and is consistent with the Company's financial statements.

                  (h) PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is the Nasdaq National Market.

                  (i) NO MATERIAL ADVERSE CHANGE. Since September 30, 2000 (other than as set forth in the Pre-Agreement SEC Documents (as defined below or as set forth on Schedule 2.1(i)), no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred, to the Company's knowledge, that with notice or the passage of time or both the Corporation believes is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

                  (j) NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 2.1(j), the Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 2000, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

                  (k) [OMITTED].

                  (l) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Shares, the Warrants, Common Shares or the Warrant Shares.

                  (m) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares, the Warrants, the Common Shares or Warrant Shares under the Act.

         The issuance of the Preferred Shares, Warrants, Common Shares or Warrant Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq National Market (except where such approval is obtained).

                  (n) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used by it for the registration of securities for resale.

                  (o) INTELLECTUAL PROPERTY. The Company and/or its wholly-owned subsidiaries owns or has licenses to use certain patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") necessary for the conduct of its business. The Company and its subsidiaries have all intellectual property rights which it believes are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable. To the Company's knowledge, except as set forth on Schedule 2.1(o), the use of such intellectual property by the Company or its subsidiaries does not infringe upon or conflict with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 2.1(o), the Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party that is expected to have a Material Adverse Effect.

                  (p) POISON PILL PROVISIONS. The Company has a stockholder rights plan, a copy of which has been provided to the Purchasers. None of the acquisition of Preferred Shares, Warrants, Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Preferred Shares or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

                  (q) NO LITIGATION. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (the "PRE-AGREEMENT SEC DOCUMENTS") or Schedule 2.1(q), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated by the Transaction Documents is pending or, to the Company's knowledge, threatened, and to the Company's knowledge, no other event has occurred, which could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby. There is no legal proceeding described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (r) BROKERS. Except as set forth on Schedule 2.1(r), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Purchaser relating

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to this Agreement or the transactions contemplated hereby. The Company is obligated to pay the brokerage commissions of the firm described in Schedule 2.1(r).

                  (s) OTHER PURCHASERS. Other than the Common Shares and Warrant Shares and except as set forth on SCHEDULE 2.1(s)(i) or the SEC Documents, there are no outstanding securities issued or issuable by the Company that are entitled to registration rights under the Act. Other than the Securities and except as set forth on SCHEDULE 2.1(s)(ii) or the SEC Documents, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Shares, the Common Shares, the Warrants or the Warrant Shares.

                  (t) CERTAIN TRANSACTIONS. Except as disclosed in the Pre-Agreement SEC Documents and Schedule 2.1(t), none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) TAXES. Since December 31, 1999, all federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company and each of its subsidiaries have been filed or extended and all such filed returns are complete and accurate in all material respects, and disclose all taxes required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

                  (v) NO RELIANCE ON PURCHASERS. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Registration Rights Agreement and the performance under the Preferred Shares and the Warrants and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the performance under the Preferred Shares and the Warrants and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the Registration Rights Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (w) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary of the Company has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

                  (x) MFN AND VARIABLE RATE TRANSACTIONS. Except as set on
Schedule 2.1(x), the Company has not entered into any MFN Transaction or Variable Rate Transaction (other than transactions entered into with the Purchasers or Gleneagles Fund Company or as contemplated by the Company's stockholder rights plan or employee stock purchase plan), pursuant to which: (1) securities or potential obligations to issue securities are still outstanding or
(2) the issuance, conversion, or exercise, as the case may be, of the Preferred Shares or the Warrants trigger, or may in the future trigger, an adjustment.

                  The term "MFN TRANSACTION" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related capital raising transactions (the "MFN OFFERING") which grants to a purchaser (the "MFN PURCHASER") the right to receive additional shares (including without limitation as a result of a lower conversion, exchange or exercise price but excluding customary antidilution protections) based upon subsequent transactions of the Company on terms more favorable than those granted to such MFN Purchaser in such MFN Offering. As used herein, term "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include (pursuant to the terms of the securities or the transaction documents pursuant to which such securities were issued) the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (ii) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale under the Act.

                  (y) ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

                  (z) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as reasonably prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (aa) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover provision contained in the Company's Certificate of Incorporation or By-Laws or Delaware law which is or could become applicable to the Purchasers as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company's issuance of the Preferred Shares, Warrants, Common Shares and Warrant Shares and the Purchasers' ownership of such securities.

         Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally (as to itself) and not jointly hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) ORGANIZATION AND QUALIFICATION. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Purchaser.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) Such Purchaser has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement to purchase the Preferred Shares and to acquire the Warrants being sold to it hereunder and to acquire the Common Shares and the Warrant Shares, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the performance under the Preferred Shares and Warrants and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Purchaser's organizational documents, (ii) conflict with any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser. Such Purchaser is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement and the Registration Rights Agreement.

                  (d) PURCHASE REPRESENTATIONS.

                           (i) ACCESS TO OTHER INFORMATION. Such Purchaser
                  acknowledges that the Company has made available to such Purchaser the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Purchaser considers relevant or appropriate in connection with entering into this Agreement.

                           (ii) RISKS OF PURCHASE. Such Purchaser acknowledges
                  that the Preferred Shares and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise thereof have not been registered under the Act. Such Purchaser is familiar with the provisions of Rule 144 promulgated under the Act and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Preferred Shares and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the rights granted thereunder, and that such Purchaser may be required to hold the Preferred Shares and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the Preferred Shares and Warrants received under this Agreement for a significant period of time prior to reselling them, subject to the Company successfully registering the Common Shares and Warrant Shares pursuant to the Registration Rights Agreement. Such Purchaser is capable of assessing the risks of an investment in the Preferred Shares and Warrants and is fully aware of the economic risks thereof.

                           (iii) PURCHASER INTEREST. Such Purchaser is
                  purchasing the Preferred Shares and Warrants and may purchase the Common Shares, and Warrants Shares in each case, for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has no present intention to sell the Preferred Shares, Warrants, Common Shares or Warrant Shares in violation of federal or state securities laws, PROVIDED, however, that by making the representations herein, such Purchaser does not agree to hold the Preferred Shares, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares, Warrants, Common Shares or Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                           (iv) RESTRICTED SECURITIES. Such Purchaser
                  acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Preferred Shares and Warrants have been issued in reliance on the certain exemptions from registration under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Purchaser, including the bona fide nature of such Purchaser's investment intent as expressed above.

                           (v) ABILITY TO BEAR ECONOMIC RISK. Such Purchaser is
                  an "accredited investor" as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Preferred Shares,
                  (ii) is able to hold the Preferred Shares for an indefinite period of time, (iii) can afford a complete loss of its investment in the Preferred Shares and (iv) has adequate means of providing for its current needs.

                           (vi) NO PUBLIC SOLICITATION. At no time was such
                  Purchaser presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

                           (vii) RELIANCE BY THE COMPANY. Such Purchaser
                  understands that the Preferred Shares and Warrants are being or will be, as the case may be, offered and sold and that the Common Shares or Warrant Shares, as the case may be, will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Preferred Shares and Warrants.

                  (e) BROKERS. Such Purchaser has taken no written action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                                    ARTICLE 3
                                    COVENANTS

         Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. For so long as the Preferred Shares and Warrants are outstanding, the Company will use its commercially reasonable best efforts to cause the Common Stock issuable upon the exercise or conversion thereof to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations; provided that foregoing shall not prevent the Company from entering into a tender offer or merger pursuant to which it ceases to become a public reporting company. Until such time as no Preferred Shares and Warrants are outstanding, the Company shall use its commercially reasonable best efforts to continue the listing or trading of the Common Stock on the Nasdaq National Market or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq National Market no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein, in the Registration Rights Agreement, the Certificate, and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean: (i) the Company is in material compliance with the Transaction Documents; (ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding; and (vii) no Purchaser is characterized as an underwriter in the registration statement referred to in clause (ii) above.

         Section 3.2 PREFERRED SHARES ON CONVERSION AND WARRANTS ON EXERCISE.

                  (a) Upon any conversion by a Purchaser (or then holder of Preferred Shares) of the Preferred Shares pursuant to the terms thereof, the Company shall issue and deliver to such Purchaser (or holder) within five (5) Trading Days of the Conversion Date, a new certificate for the number of Preferred Shares which such Purchaser (or holder) has not yet elected to convert but which is evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new Certificates designated by such Purchaser or holder); provided that if prior to such date, the Company has not received the certificate representing such Preferred Shares or an affidavit of lost certificate, then such delivery may be extended until one Trading Day after receipt thereof by the Company.

                  (b) Upon any partial exercise by a Purchaser (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Purchaser (or holder) within five (5) Trading Days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares in accordance with the terms of Section 4 of such Warrants; provided that if prior to such date, the Company has not received the Warrant being exercised or an affidavit of lost warrant, then such delivery may be extended until one Trading Day after receipt thereof by the Company.

         Section 3.3 REPLACEMENT PREFERRED SHARE CERTIFICATES AND WARRANTS.

                  (a) The Preferred Shares Certificates held by any Purchaser (or then holder) may be exchanged by such Purchaser (or such holder) at any time and from time to time for Certificates with different denominations of a minimum of 500 shares representing an equal aggregate number of Preferred Shares, as requested by such Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (b) The Warrants will be exchangeable at the option of the Purchaser (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations (but not less than 10,000 shares) entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 EXPENSES. Unless the Closing shall not have occurred due solely to Purchasers' decision, in their discretion, not to purchase the Preferred Shares and the Warrants (and not due to the Company's failure to comply with the closing conditions in Section 4 hereof), the Company shall pay the Purchasers' expenses, whether or not the Closing occurs, including legal fees and expenses, incurred in connection with the transactions contemplated by this Agreement, up to $50,000. Such payment shall be made, at the option of the Purchasers' Counsel, at either (i) the Closing, or (ii) within 5 Trading Days of submission of a written request for such payment. Such written request may reflect an estimate of such fees and expenses, in which case the Company shall remain liable for any deficiency in such estimate, and the Purchasers agree to refund any over payments effected pursuant to such estimate.

         Section 3.5 SECURITIES COMPLIANCE. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by this Agreement, the Certificate, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 DIVIDENDS OR DISTRIBUTIONS; PURCHASES OF EQUITY SECURITIES. For so long as any Preferred Shares remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of

Common Stock or any other equity security of the Company (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly , any shares of Common Stock or other equity security of the Company (other than the Preferred Shares or Warrants or restricted shares of Common Stock repurchased by the Company from its employees in connection with the termination of the employment of such employees).

         Section 3.7 NOTICES. The Company agrees to provide all holders of Preferred Shares and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.8 USE OF PROCEEDS. The Company agrees that, after the payment of all expenses associated with the transaction contemplated by this Agreement, the proceeds received by the Company from the sale of the Preferred Shares and Warrants hereunder shall be used for working capital purposes.

         Section 3.9 RESERVATION OF STOCK ISSUABLE UPON CONVERSION AND UPON EXERCISE OF THE WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and the full exercise of the Warrants, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate shares issuable upon conversion of Preferred Shares, and 100% of the aggregate shares issuable on exercise of the Warrants, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Purchasers will be entitled to the compensatory provisions specified in Section 2(b)(iv) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Preferred Shares or the full exercise of the Warrants, the Purchasers shall be entitled to, INTER ALIA, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.10 BEST EFFORTS. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Article 4 of this Agreement.

         Section 3.11 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Preferred Shares, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Preferred Shares, Warrants, Common Shares and Warrant Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

         Section 3.12 NASDAQ RULE. The Purchasers shall, in the aggregate, be entitled to convert Preferred Shares and exercise Warrants into a total of 9,369,113 Common Shares and Warrant Shares (19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% CAP"). Each Purchaser shall be entitled to convert that amount of its Preferred Shares and exercise that amount of its Warrants into no more than such total number of Common Shares and Warrant Shares equal to such Purchaser's pro rata share of the 20% Cap. If a Purchaser has converted all of its Preferred Shares and exercised all of its Warrants, but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Purchasers still holding Preferred Shares and Warrants on a pro rata basis. In the event that, due to the 20% Cap, a Purchaser may not convert all of its Preferred Shares and exercise all of its Warrants, then at such Purchaser's option, such Purchaser, upon written notice to the Company, may elect to reallocate to the Purchaser's Preferred Shares that number of shares of Common Stock issuable upon exercise of its Warrants by which its PRO RATA portion of the 20% Cap is exceeded. Such Warrants shall be terminated to the extent of such reallocation. Upon any transfer of Warrants or Preferred Shares, the transferor shall notify the Company in writing of the transferee's PRO RATA portion of the 20% Cap. The provisions of this section shall apply so long as any of the Preferred Shares and/or the Warrants remains outstanding.

         Section 3.13 TRANSACTIONS WITH AFFILIATES. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.14 PRESS RELEASE. Immediately following the Closing, the Company shall issue a press release in the form set forth in SCHEDULE 3.14 hereto. Purchasers shall have the opportunity to review such press release prior to its issuance. No press release shall name the Purchasers except as shall be required by law. If the Company fails to issue a press release within 1 business day of the Closing, the Purchasers may issue a press release covering the Closing and complying with any legal requirement applicable to the Purchasers.

         Section 3.15 FORM 8-K. Within 5 Trading Days of the Closing, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated hereby and by the Registration Rights Agreement, Warrants and Preferred Shares. Purchasers shall have the opportunity to review such Form 8-K prior to its filing.

         Section 3.16 LIMITATION ON VARIABLE RATE AND MFN TRANSACTIONS AND DISCOUNT TRANSACTIONS. From the date hereof until the 90th day after the Closing Date, the Company will not enter into any Variable Rate or MFN Transactions or any transaction involving the issuance of shares of Common Stock at a discount from the Fair Market Price (as defined in the Certificate) or the issuance of rights, or securities convertible, exchangeable or exercisable for, shares of Common Stock at a discount from the Fair Market Price (other than shares or options issued or which may be issued pursuant to the Company's current or future employee, director or BONA FIDE consultant option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Purchase Agreement and listed in the Company's most recent periodic report filed under the Exchange Act and other shares which may be issued pursuant to the Company's employee stock purchase plan or pursuant to an equity line with Gleneagles Fund Company).

         Section 3.17 REGISTRATION STATEMENT FILING. Except as set forth on
Schedule 3.17 hereto and except for (i) registration statements covering Common Stock issuable in connection with any stock option or employee benefit plans,
(ii) registration statements covering Common Stock issued pursuant to acquisitions reasonably related to the Company's business and contemplated by the Company's business model, the Company will not file another registration statement until May 1, 2001, other than the Registration Statement and other registration statements filed pursuant to the Registration Rights Agreement.

         Section 3.18 RIGHT OF FIRST REFUSAL. From the date hereof until the sixth month anniversary of the Closing Date, if the Company or any subsidiary of the Company desires to enter into any private financing (including equity line financings but excluding the Company's equity line with Gleneagles Fund Company), the Purchasers (or their designees) shall have a right of first refusal with respect to such transactions and shall have the right to match the terms of any bona fide offer with respect thereto received from a third party; PROVIDED, in the case of an offer consisting in whole or in part of consideration other than cash, Purchasers shall have the right to offer the cash equivalent of such offer. To effect the foregoing, the Company shall provide written notice of the terms of such proposed transaction to the Purchasers promptly following receipt of such offer. The Purchasers may then exercise their right to match by issuing a written counter-notice of their intention to do so within 10 days of receipt of the notice from the Company and the consummation of such counteroffer shall occur by the later of (i) the time provided by the original bona fide third party offer or (ii) 10 days from the receipt of the Purchasers' counteroffer. Any material changes or modifications to the proposed transaction shall be reflected to the Purchasers pursuant to the procedures of this Section

3.18. The foregoing right of first refusal shall be allocated pro-rata among the Purchasers based on the number of Preferred Shares purchased.

         Section 3.19 NO ADVERSE CHANGE IN CERTIFICATE. The Company hereby covenants that it shall not enter into any Change of Control of Transaction (as defined in the Certificate) pursuant to which any of the Purchasers' rights as holders of Preferred Shares under the Certificate with respect to liquidation preference, redemption or conversion in connection with a Change of Control Transaction shall be adversely affected.

                                   ARTICLE 4
                             CONDITIONS TO CLOSINGS

         Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE PREFERRED SHARES AND Warrants. The obligation hereunder of the Company to issue and/or sell the Preferred Shares and Warrants to the Purchasers at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser will be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

                  (b) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Purchaser at or prior to the Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Preferred Shares or the Warrants.

                  (d) PURCHASE PRICE. The Company shall have received the aggregate Purchase Price from the Purchasers.

         Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE PREFERRED SHARES AND WARRANTS. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and Warrants at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Purchaser's benefit and may be waived by each Purchaser at any time in its sole discretion.

                  (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Preferred Shares or the Warrants.

                  (d) OPINION OF COUNSEL. At the Closing, the Purchasers shall have received an opinion of Hale and Dorr LLP, the independent counsel of the Company, in the form attached hereto as EXHIBIT 4.2(d) and such other opinions, certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

                  (e) REGISTRATION RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT 4.2(e) attached hereto.

                  (f) ADVERSE CHANGES. No event which had or is likely to have, in the reasonable judgment of the Purchasers, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

                  (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate in form and substance of EXHIBIT 4.2(g) attached hereto, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

                  (h) CERTIFICATE. The Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware and a stamped copy shall have been provided to the Purchasers' Counsel.

                  (i) PREFERRED SHARES AND WARRANTS. The Purchasers shall have received certificates representing the Preferred Shares and certificates representing Warrants in the form and substance of EXHIBIT 1B hereto.

                  (j) DUE DILIGENCE. The Purchasers shall have completed, to their satisfaction, their due diligence on the Company.

                                   ARTICLE 5
                                LEGEND AND STOCK

         The Company will issue one or more certificates representing the Preferred Shares and the Warrants in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. Each certificate representing the Preferred Shares and the Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Preferred Shares and Warrants shall not be sold or transferred unless they shall have been registered under the Act or the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, or Rule 144 becoming available, any Common Shares issued pursuant to conversion of Preferred Shares or Warrant Shares or Common Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, or Rule 144 under the Act becoming available the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Any Common Shares issued pursuant to conversion of Preferred Shares or shares of Common Stock issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Purchaser agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchaser by the Company) or in accordance with an exemption from the registration requirements of the Act and provides the Company with reasonable assurances and such additional documentation as the Company may reasonably request.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                    ARTICLE 6
                                   TERMINATION

         Section 6.1 TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Purchasers (as to such Purchaser) at any time if the Closing shall not have been consummated by the business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.1 STAMP TAXES. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities and the shares of Common Stock issued upon conversion or exercise thereof.

         Section 7.2 SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; JURY TRIAL; ATTORNEYS' FEES.

                  (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Certificate, the Registration Rights Agreement and the Warrants were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE PURCHASERS (i) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (ii) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH OF THE PURCHASERS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) The Company and each Purchaser hereby waives all rights to a trial by jury.

                  (d) In connection with the enforcement by a Purchaser of its rights under the Transaction Documents, the Purchaser, if it prevails, shall be entitled to recovery of expenses incurred, including, without limitation, reasonable attorneys' fees.

         Section 7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement, the Warrants, the Certificates and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby, supercedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended except by a written instrument signed by both the Company and Purchasers holding at least a majority of the then outstanding Preferred Shares. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.


         Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                                One Wayside Road
                                Burlington, Massachusetts 01803
                                Phone:      (781) 359-3000
                                Facsimile:  (781) 359-8111
                                Attention:  President

                  with copies to:

                                Hale and Dorr LLP
                                60 State Street
                                Boston, Massachusetts 02109
                                Phone:      (617) 526-6000
                                Facsimile:  (617) 526-5000
                                Attention:  John Chory
                  to the Purchasers:

                                c/o The Palladin Group, L.P.
                                195 Maplewood Avenue
                                Maplewood, New Jersey 07040
                                Phone:     (973) 313-6400
                                Fax:       (973) 313-6494
                                Attention: Maurice Hryshko

                  with copies to:

                                Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                551 Fifth Avenue, 18th Floor
                                New York, New York 10176
                                Attention:  Lawrence D. Hui, Esq.
                                Phone:      (212) 986-6000
                                Facsimile:  (212) 986-8866


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 7.5 INDEMNITY. In consideration of the Purchasers' execution and delivery of this Agreement and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their partners, officers, directors, employees, members and direct or indirect Purchasers and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims (which actions, causes of action, suits and claims are made by third parties), losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent it arises out of: (i) such Indemnitee's willful misconduct, gross negligence, or fraudulent action(s) or (ii) the breach of any representation, warranty or covenant in the Transaction Documents by such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7.5 shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

         Section 7.6 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 7.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Except in connection with a sale of the Company pursuant to a merger, consolidation or the like or the sale of all or substantially all of the assets of the Company, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers holding two-thirds of the Preferred Shares (which consent may be withheld for any reason in their sole discretion). A Purchaser may assign this Agreement (in whole or in part) or any rights or obligations hereunder in connection with an assignment of Preferred Shares or Warrants; provided that any transferee of Preferred Shares or Warrants must agree in writing to be bound by the applicable terms of the Transaction Documents.

         Section 7.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 7.11 SURVIVAL. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

         Section 7.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 7.13 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Purchaser without the express written agreement of such Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith (that has not been previously disclosed in detail) to each Purchaser and any public announcement including the name of a Purchaser to such Purchaser, reasonably in advance of the release of such announcements.

         Section 7.14 SEVERABILITY. The parties acknowledge and agree that the Purchasers are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Purchaser hereunder are several and not joint, that no Purchaser shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Purchaser, and that any rights granted to "Purchasers" hereunder shall be enforceable by each Purchaser hereunder.

         Section 7.15 LIKE TREATMENT OF HOLDERS; REDEMPTION. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Preferred Shares or exercise of the Warrants, or otherwise, to any holder of Preferred Shares or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Certificate or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is offered to be paid to all holders of Preferred Shares and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Preferred Shares or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Preferred Shares or Warrants unless such offer of redemption is made pro rata to all holders of Preferred Shares or Warrants, as the case may be, on identical terms. Any decrease of the Exercise Price (as defined in the Warrants) a Warrant by the Company shall apply to all Warrants.

         Section 7.16 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 7.17 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchasers exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchasers may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         Section 7.18 OBLIGATIONS ABSOLUTE. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.



                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            COMPANY:

                                            OPEN MARKET, INC.

                                            By: /s/ Edward Durkin
                                               ---------------------------------
                                               Name: Edward Durkin
                                               Title: Chief Financial Officer



                                            PURCHASERS:

                                            HALIFAX FUND, L.P.

                                            By: /s/ Maurice Hryshko
                                               ---------------------------------
                                               Name: Maurice Hryshko
                                               Title: Counsel
                                                      The Palladin Group, L.P.,
                                                      as Investment Adviser


             Signature page to Open Market, Inc. Purchase Agreement

                             EXHIBITS AND SCHEDULES

Schedule I                         List of Purchasers

Exhibit 1.1A                       Certificate

Exhibit 1.1B                       Form of Purchase Warrant

Exhibit 1.1C                       Form of Adjustment Warrant

Schedule 2.1(a)                    List of Subsidiaries

Schedule 2.1(c)                    Capitalization

Schedule 2.1(c)(i)                 Capitalization

Exhibit 2.1(c)(i)                  Certificate of Incorporation of the Company

Exhibit 2.1(c)(ii)                 By-Laws of the Company

Schedule 2.1(e)                    No Conflicts

Schedule 2.1(i)                    No Material Adverse Change

Schedule 2.1(j)                    Liabilities and Obligations

Schedule 2.1(o)                    Intellectual Property

Schedule 2.1(q)                    No Litigation

Schedule 2.1(r)                    Brokers

Schedule 2.1 (s)(i)                Outstanding securities entitled to registration rights

Schedule 2.1 (s)(ii)               Outstanding securities affected by the issuance of Preferred Shares, etc.

Schedule 2.1(t)                    Certain Transactions

Schedule 2.1(v)                    Taxes

Schedule 2.1(x)                    MFN and Variable Rate Transactions

Schedule 3.6                       Non-wholly owned Subsidiaries

Schedule 3.15                      Press Release

Exhibit 4.2(d)                     Opinion of Company Counsel

Exhibit 4.2(e)                     Registration Rights Agreement

Exhibit 4.2(g)                     Officer's Certificate

                                   SCHEDULE I



                       OUTSTANDING NUMBER           AMOUNT OF
PURCHASER              OF PREFERRED SHARES      PURCHASE WARRANTS     PURCHASE PRICE    PRO RATA SHARE
---------              -------------------      -----------------     --------------    --------------
Halifax Fund, L.P.            5,000                  917,297             $5,000,000          100%
                       -------------------      -----------------     --------------    --------------
                              5,000                  917,297             $5,000,000          100%

                                                                  EXHIBIT 1.1A

             CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
              SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
               SERIES E 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                                OPEN MARKET, INC.

         OPEN MARKET, INC., a Delaware corporation (the "CORPORATION"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 5,000 shares, par value $0.10 per share, to be designated "Series E 6% Cumulative Convertible Preferred Stock" (the "PREFERRED SHARES"); and

         RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions.

         1. DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series E 6% Cumulative Convertible Preferred Stock". The number of shares constituting such series shall be 5,000.

         2. DIVIDENDS.

                  (a) CUMULATIVE. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of six percent (6%) of the Liquidation Preference of each Preferred Share, per annum accruing daily and compounded semi-annually on August 31 and February 28 of each year (each a "DIVIDEND PAYMENT DATE") commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock (except for dividends payable in Common Stock) or any shares of any other capital stock, or repurchase any shares of Common Stock (other than the repurchase of shares of Common Stock issued pursuant to employment or consulting agreements with the Corporation, which are repurchased upon termination of employment or services for consideration no greater than the original issue price) or capital stock, without having received written consent of two-thirds in interest of the holders of Preferred Shares.

                  (b) PAYMENT IN CASH OR SHARES OF COMMON STOCK. Dividends shall be paid in shares of Common Stock (as defined below), unless the Corporation shall have provided the holders with 30 days prior written notice that it is electing to pay dividends in cash. Following such notice, all dividends on the Preferred Shares shall be paid in cash, until such time as the Corporation provides thirty (30) days' irrevocable prior written notice to the holders of its election to pay dividends in Common Stock. If payable in cash, all dividends payable on the outstanding Preferred Shares shall be paid in cash to the holders on each August 31 or February 28, or in the event such dates do not occur on a business day, on the next business day following such dates. If the Corporation elects to pay accrued interest in Common Stock, certificates representing such Common Stock shall be issued simultaneously with the delivery to the Holder of the certificates representing the Common Stock issuable upon conversion of the Preferred Shares in accordance with Section 5(a) below; provided that in determining the number of shares of Common Stock to be issued as accrued dividends, such Common Stock shall be valued at the VWAP (as defined in Section 5(b) below) for the five consecutive Trading Days (as defined in Section 5(a) below) preceding the Conversion Date (as defined in Section 5(a) below).

         3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus (i) all accrued but unpaid dividends per share; and (ii) at the option of a holder, all "Monthly Delay Payments" per share due but not yet paid under the Registration Rights Agreement (as defined below). After payment of the full amount of the Liquidation Preference, in the case of a liquidation dissolution or winding up of the Corporation, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets of the Corporation; provided that the foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages. A Change of Control Transaction (as defined below) shall not, IPSO FACTO, be deemed a liquidation, dissolution or winding up of the Corporation.

         4. ISSUANCE OF PREFERRED SHARES. The Preferred Shares shall be issued by the Corporation pursuant to a Purchase Agreement, dated on or about the date hereof ("PURCHASE AGREEMENT") between the Corporation and the initial subscribers for the Preferred Shares thereunder (the "SUBSCRIBERS"), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated the date hereof ("REGISTRATION RIGHTS AGREEMENT") between such parties in connection with the Purchase Agreement and in accordance with the terms of the Registration Right Agreement.

         5. CONVERSION. Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert some or all Preferred Shares held by such holder, into such number of fully paid, validly issued and nonassessable shares ("COMMON SHARES") of common stock, par value $0.001 of the Corporation ("COMMON STOCK"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "CONVERSION AMOUNT"), by (ii) the applicable Conversion Price determined as hereinafter provided in effect on the Conversion Date. Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders of Preferred Shares.

                  (a) MECHANICS OF CONVERSION.

                      (i) To convert Preferred Shares into Common Shares, the holder shall give written notice ("CONVERSION NOTICE") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice will be given by facsimile transmission no later than the Conversion Date and sent via overnight delivery no later than one Trading Day (as defined below) after the Conversion Date) stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "CONVERSION DATE"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day (as defined below) thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. In addition, if the Common Shares are to be issued in the name of a person other than the holder or an affiliate of the holder, the holder shall supply such additional documentation as the Corporation shall reasonably request, to establish that such transfer is in compliance with the Securities Act of 1933, as amended. If the Conversion Notice is delivered prior to the delivery to the holder by the Corporation of the Preferred Shares being converted, then the delivery of such Preferred Shares to such holder, and surrender to the Corporation of the certificates representing Preferred Shares, shall be deemed to have occurred on the books of the Corporation and the holder shall have no obligation to surrender certificates representing such Preferred Shares.

                  (ii) The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within five
         (5) Trading Days of the Conversion Date, regardless of whether the Preferred Shares being converted were issued and delivered on the Conversion Date, and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within five (5) Trading Days after the receipt of such Conversion Notice ("T+5"); provided that prior to such date, the Corporation shall have received the stock certificates representing the Preferred Shares (or an affidavit of lost certificate). If such certificates or affidavit are not received by such date, the Corporation will deliver certificates for Common Shares within one Trading Day of receipt of the Preferred Share certificates or affidavit of lost certificate. Notwithstanding the foregoing, the Corporation shall not be required to honor the Conversion Notice unless it shall have received the certificate or certificates representing the Preferred shares being converted within 5 Trading Days of receipt of the Conversion Notice.

                  (iii) If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.

                  (iv) In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                  (v) The term "TRADING DAY" means a day on which there is trading on the Nasdaq National Market or such other market or exchange on which the Common Stock is then principally traded.

                  (vi) THE CORPORATION'S OBLIGATION TO ISSUE COMMON SHARES UPON CONVERSION OF PREFERRED SHARES SHALL, EXCEPT AS SET FORTH BELOW AND IN
         SECTION 3.12 OF THE PURCHASE AGREEMENT, BE ABSOLUTE, IS INDEPENDENT OF ANY COVENANT OF ANY HOLDER OF PREFERRED SHARES, AND SHALL NOT BE SUBJECT TO: (i) ANY OFFSET OR DEFENSE; OR (ii) ANY CLAIMS AGAINST THE HOLDERS OF PREFERRED SHARES WHETHER PURSUANT TO THIS CERTIFICATE, THE PURCHASE AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF ANY SELLING OR SHORT-SELLING ACTIVITY BY HOLDERS OF PREFERRED SHARES. NOTWITHSTANDING THE FOREGOING, SUCH OBLIGATION SHALL BE SUBJECT TO THE HOLDER'S COMPLIANCE WITH THE NOTICE AND DELIVERY REQUIREMENTS SET FORTH ABOVE IN THIS SECTION 5(a).

              (b) Determination of Conversion Price.

                  The Conversion Price applicable with respect to the Preferred Shares (the "CONVERSION PRICE"), shall be

                  (i) Until the six month anniversary of the Closing (as defined in the Purchase Agreement), $1.5262 (the product of (x) the average of the VWAP for the Common Stock on the Principal Market on the Trading Day preceding the Closing Date, which was $1.3627 (the "CLOSING PRICE") multiplied by (y) 112%), as adjusted as set forth below (the "INITIAL CONVERSION PRICE");

                  (ii) On and after the six month anniversary of the Closing, the lesser of (A) the Initial Conversion Price or (B) the greater of
         (x) 105% of the average of the VWAP of the Common Stock on the Principal Market for the 20 Trading Days preceding such anniversary or
         (y) $.8176 (60% of the Closing Price). (The lesser of (A) and (B) of this Section 5(b)(ii) shall be referred to as the "RESET PRICE".) The Reset Price shall be subject to adjustment as set forth below.

                  (iii) In the event of a redemption in Common Shares pursuant to Section 6 hereof, the Conversion Price shall be the lesser of the Conversion Price applicable pursuant to paragraphs (i) and (ii) above, and the VWAP for the 20 Trading Days immediately preceding the date of such conversion or redemption.

                  As used herein, "PRINCIPAL MARKET" shall mean Nasdaq National Market or such other market where the Common Stock is then listed for trading.

                  "VWAP" shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg's, as such figure may be adjusted pursuant hereto.

              (c) Stock Splits; Dividends; Adjustments.

                  (i) If the Corporation, at any time while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           As used herein, the Affected Conversion Prices (each an "AFFECTED CONVERSION PRICE") shall refer to: (i) the Closing Price;
         (ii) the Initial Conversion Price; (iii) the Reset Price and (iv) each reported price for the Common Stock on the Principal Market occurring on any Trading Day included in the period used in determining the Reset Price or the price referred to in Section 5(b)(iii) above, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(c)(i) and the effective date, in the case of the events referred to in clauses (B) and (C) of this subparagraph 5(c)(i).

                           (ii) In the event that the Corporation issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock (other than Preferred Shares), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock (other than shares or options issued or which may be issued pursuant to the Corporation's current or future employee, director or BONA FIDE consultant option plans or employee stock purchase plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Purchase Agreement and listed in the Corporation's most recent periodic report filed under the Securities Exchange Act of 1934, as amended or shares issued pursuant to the Corporation's equity line with Gleneagles Fund Company), at an effective purchase price per share ("PER SHARE SELLING PRICE") which is less than the then applicable Conversion Price, then the Conversion Price shall be reduced, subject to the modification, adjustment and reset provisions of this Section 5, to equal such lower Per Share Selling Price effective concurrently with such issue or sale.

                           With respect to convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("CONVERTIBLE SECURITIES"), the Per Share Selling Price shall be equal to the lowest price at which shares of Common Stock may be issued on conversion, exercise or exchange of the Convertible Securities as of the issuance date of such Convertible Securities or any subsequent date, whichever results in the lower Per Share Selling Price. If such lowest price may change after issuance of the Convertible Securities (for example, by reason adjustments or resets resulting from changes in the market price for the Common Stock, or for any other reason) then this adjustment shall be recomputed to reflect such new "lowest price".

                  (iii) If the Corporation, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) or 5(c)(ii) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted their Preferred Shares (without regard to the limitation set forth in Section 5(j) below) into Common Shares immediately prior to the record date for such distribution.

                  (iv) The Conversion Price is also subject to adjustment as set forth in Section 2(b) of the Registration Rights Agreement.

                  (v) Whenever the Conversion Price is adjusted pursuant to
         Section 5(c)(i), (ii), (iii) or (iv), the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (vi) All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (vii) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

                  (viii) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days and if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 5(c)(i), (ii), (iii) or (iv).

         (d) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

         (e) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof are issued in a name other than such holder's name.

         (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to 200% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

         (g) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof and all Preferred Shares issuable upon the purchase thereof shall be aggregated for purposes of determining whether the conversion and/or purchase would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion and/or purchase would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

         (h) REORGANIZATION, MERGER OR GOING PRIVATE. Subject to Section 5(m) below, in case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made, in a manner reasonably satisfactory to the holders of Preferred Shares, such that each Preferred Share shall thereafter be convertible into the kind and amount of securities, cash or other property which a holder of the number of Common Shares issuable upon conversion of one Preferred Share immediately prior to such transaction would have been entitled to receive pursuant to such transaction (subject to the limitation set forth in Section 3.12 of the Purchase Agreement). In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c) above and such Section shall also apply to such distribution.

         (i) MANDATORY CONVERSION.

                  (x) Subject to subsection (i)(y) below, at any time following the six month anniversary of the Closing and provided (i) the registration statement filed pursuant to the Registration Rights Agreement (the "REGISTRATION STATEMENT") has been declared effective by the Securities and Exchange Commission and has remained effective for at least 90 days prior to and including the date of the issuance of the Mandatory Conversion Notice (as defined below) and (ii) the VWAP of the Common Stock exceeds 150% of the Initial Conversion Price for 12 consecutive Trading Days (the "PRICING EVENT"), then the Corporation may, by written notice (the "MANDATORY CONVERSION NOTICE"), given within 10 days of the Pricing Event (provided the condition in clause
         (i) shall also be satisfied), provide that all Preferred Shares shall be converted on a date (the "MANDATORY CONVERSION DATE") at least 30 but no more than 60 days from the date of the Mandatory Conversion Notice. The foregoing shall not affect the right of a holder to convert Preferred Shares pursuant to Section 5(a) above at all times up to and including the Mandatory Conversion Date.

                  (y) Notwithstanding the preceding subsection (i)(x), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied at all times from the date of the Mandatory Conversion Notice up to and including the Mandatory Conversion Date:

                           (A) there is Effective Registration (as defined in
                  the Purchase Agreement); and

                           (B) the holders have received unlegended certificates
                  representing Common Shares with respect to all conversions for which Conversion Notices have been given and Warrant Shares (as defined in the Purchase Agreement) with respect to all exercises of the Warrants which have been made.

                  (z) In the event that the number of Common Shares that would be issued to a holder would result in such holder exceeding the limitation set forth in Section 5(j) below, then the Corporation shall issue to such holder upon conversion of such holder's Preferred Shares, only the number of shares as would not cause the holder to exceed such amount and thereupon such holder's Adjustment Warrant (as defined in the Purchase Agreement) shall become exercisable as set forth therein.

                  Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

                  (j) LIMITATIONS ON HOLDER'S RIGHT TO CONVERT.

                           (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a holder at any time upon conversion of Preferred Shares (including dividends paid in shares of Common Stock) pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Preferred Shares and Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Securities Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change of Control Transaction (as defined below).

                           (ii) Each holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows:
         During the balance of such Covenant Day and the succeeding sixty-one
         (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such holder will not acquire shares of Common Stock pursuant to any right (including conversion of Preferred Shares) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                           (A) the Restricted Ownership Percentage of the total
                  number of shares of Common Stock outstanding at the commencement of the Covenant Period, MINUS

                           (B) the number of shares of Common Stock actually
                  owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. Each holder agrees to comply with each such covenant. This Section 5(j) controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

                  The limitations contained in paragraphs (i) and (ii) above of this Section 5(j) may be enforced by the Corporation as follows: the Corporation's obligation to issue Common Stock which would exceed the limits referred to in paragraphs (i) and (ii) of this Section 5(j) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                  (iii) Notwithstanding anything contained herein, in no event shall the Corporation issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to a holder under the Purchase Agreement would exceed such holder's pro rata share of the limit set forth in Section 3.12 of the Purchase Agreement.

             (k) CERTIFICATE FOR CONVERSION PRICE ADJUSTMENT. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5.

             (l) SPECIFIC ENFORCEMENT. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of Preferred Shares shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

             (m) MANDATORY REPURCHASE. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 115% of the Liquidation Preference then in effect if a Change of Control Transaction (as defined below) shall have occurred.

         In the event that a Change of Control Transaction shall occur, then each holder must elect to either: (i) redeem its Preferred Shares as provided above or (ii) convert its Preferred Shares to receive the consideration issued to holders of Common Stock in such Change of Control transaction pursuant to
Section 5(h) above; provided that in the event that as a result of such conversion, the holder would become subject to Section 16 of the Exchange Act, then upon such conversion the holder will be issued only the amount of such consideration that can be issued without subjecting the holder to Section 16 of the Exchange Act, and such holder shall be issued a warrant, in form and substance similar to the Adjustment Warrants, to purchase the remainder of the consideration. In the event the Corporation does not receive notice of the holder's election prior to the effective date of the Change of Control Transaction, the Preferred Shares shall be redeemed as provided in this Section 5(m).

         "CHANGE OF CONTROL TRANSACTION" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Corporation prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act); (ii) any tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Corporation's Common Stock; (iii) any person (as defined in Section 13(d) of the Exchange
Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day limit on the exercise period) in excess of 50% of the Corporation's voting power; (iv) there is a replacement of more than one-half of the members of the Corporation's Board of Directors which is not approved by those individuals who are members of the Corporation's Board of Directors on the date thereof; or (v) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis.

         6. REDEMPTION.

                  (a) On the second anniversary of the date hereof (the "REDEMPTION DATE"), the Corporation shall redeem all Preferred Shares. At the Corporation's option, such redemption shall be in cash or shares of Common Stock, subject to the terms and conditions set forth below.

                  (b) The Corporation shall provided the holders of Preferred Shares with notice, no less than 60 days prior to the Redemption Date, of its election to effect the redemption in cash or in Common Shares (the "Redemption Election Notice"). In the event that the Redemption Election Notice is not delivered in a timely manner, the redemption shall be effected in cash.

                  (c) (i) Notwithstanding paragraph (a) above, the Redemption Date shall be deferred, at the sole option of a holder of Preferred Shares, for such number of days as is equal to the number of days (A) there is a lack of Effective Registration (as defined in the Purchase Agreement), (B) there is not a sufficient amount of Common Stock available for conversion of all outstanding Preferred Shares, or (C) for any other reason the Corporation refuses or announces its refusal to honor conversion of Preferred Shares, other than for failure to comply with the notice and delivery requirements of Section 5(a) above.

                  (ii) Notwithstanding the preceding Section 6(a), no holder of Preferred Shares shall be obligated to tender any Preferred Shares held by such holder for redemption on the Redemption Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any redemption:

                           (A) there is Effective Registration; and

                           (B) the holders have received unlegended certificates
                  representing Common Shares with respect to all conversions for which Conversion Notices have been given and Warrant Shares (as defined in the Purchase Agreement) with respect to all exercises of the Warrants (as defined in the Purchase Agreement) which have been made.

                  (d) If the redemption is effected in cash then at the Redemption Date the Preferred Shares shall be redeemed at the Liquidation Preference.

                  (e) If the redemption is effected in Common Shares, in the event that the number of Common Shares that would be issued to a holder would result in such holder exceeding the limitation set forth in Section 5(j) above, then the Corporation shall issue to such holder upon redemption of such holder's Preferred Shares only the number of shares as would not cause the holder to exceed such amount and thereupon such holder's Adjustment Warrant (as defined in the Purchase Agreement) shall become exercisable as set forth therein. If the redemption is effected in Common Shares it shall be subject to the limitation set forth in Section 3.12 of the Purchase Agreement.

         7. VOTING RIGHTS.

                  (a) The holders of Preferred Shares shall vote together with the Common Stock on all matters as a single class, with each Preferred Share entitled to cast the number of votes equal to the number of Common Shares it may be converted into based on the Initial Conversion Price in existence on the date the Preferred Shares are issued (subject to the limitations contained in Section 5(j) hereof).

                  (b) In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation's Certificate of Incorporation, the affirmative vote of a majority in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation or otherwise), (ii) any merger, reclassification, consolidation or reorganization or (iii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares. Notwithstanding the foregoing or anything to the contrary contained herein, no approval of the Preferred Shares as a separate class shall be required with respect to any stockholder vote on a Change of Control Transaction.

         8. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

         9. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         10. ATTORNEYS' FEES. In connection with enforcement by a holder of Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

         11. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         12. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

         13. LIMITATIONS. Except as may otherwise be required by law and as are set forth in the Purchase Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

         14. SPECIFIC PERFORMANCE. The Corporation acknowledges and agrees that irreparable damage would occur in the event that the Corporation failed to perform any of the provisions of this Certificate in accordance with its specific terms. It is accordingly agreed that each holder of Preferred Shares shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such holder may be entitled by law or equity.

Signed on March 20, 2001

                                   OPEN MARKET, INC.


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
               SERIES E 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder ("HOLDER") of shares of SERIES E 6% Cumulative Convertible Preferred Stock ("PREFERRED SHARES") of Open Market, Inc. (the "CORPORATION"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("COMMON SHARES") of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below, which date shall not precede the date hereof. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged by the Corporation to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

The undersigned represents that as of the date hereof that, after giving effect to the conversion of the Preferred Shares set forth above pursuant to this Conversion Notice, the undersigned will remain in compliance with paragraphs (i) and (ii) of Section 5(j) of the Certificate and not exceed the "Restricted Ownership Percentage" contained in such section.
Conversion Date:  __________________________

Conversion Information:          NAME OF HOLDER:

                                 By:
                                 Print Name:
                                 Print Title:

                                 Print Address of Holder:

                                  ----------------------------------------------

                                  ----------------------------------------------


                                  Issue Common Stock to:
                                                        ------------------------
                                  at:
                                     -------------------------------------------

                                  ----------------------------------------------

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER, HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:




THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED                   FOR:
                                  -----------------     ------------------------
                                  (CONVERSION DATE)          (NAME OF HOLDER)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares converted:                  ____________  shares

          Number of Preferred Shares converted x Liquidation Preference                       $


TOTAL DOLLAR AMOUNT CONVERTED                                                                 $
                                                                                              =================


CONVERSION PRICE                                                                              $

Number of Common Shares   =    Total dollar amount converted         =                        __________
                               -----------------------------
                                      Conversion Price
                                                                                              ----------
NUMBER OF SHARES OF COMMON STOCK ISSUED AS DIVIDENDS (IF DIVIDENDS PAID
IN COMMON STOCK)

Number of Dividend shares   =     Total amount of accrued dividends  =                        __________
                                  ---------------------------------
                                        VWAP for 5 Trading Days
                                       preceding Conversion Date

            NUMBER OF COMMON SHARES   =

If the conversion is not being settled by DTC, please issue and deliver _____ certificate(s) for Common Shares in the following amount(s):


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If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

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